As filed with the Securities and Exchange Commission on October 24, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TRAVELCENTERS OF AMERICA LLC

(Exact name of registrant as specified in its charter)

Delaware	20-5701514
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

24601 Center Ridge Road, Suite 200 Westlake, OH 44145-5639
(Address of principal executive offices) (zip code)

TravelCenters of America LLC

2007 Equity Compensation Plan

(Full title of the plan)

Andrew J. Rebholz

Executive Vice President, Chief Financial Officer and Treasurer

TravelCenters of America LLC

24601 Center Ridge Road

Westlake, Ohio 44145

(Name and address of agent for service)

(440) 808-9100

(Telephone number, including area code, of agent for service)

Copies to:

Mark R. Young Executive Vice President and General Counsel TravelCenters of America LLC 400 Centre Street Newton, MA 02458 (617) 332-9530	Louis A. Goodman, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Beacon Street Boston, MA 02108 (617) 573-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐
Non-Accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (1)(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common shares, no par value	1,911,700	$1.90	$3,632,230	$142.75

(1)   Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover, in addition to the number of shares stated above, an indeterminate number of additional common shares, no par value per share (“Common Shares”) of the Registrant which may become issuable under the TravelCenters of America LLC 2007 Equity Compensation Plan (the “Plan”), by reason of certain corporate transactions or events, including any stock dividend, stock split or any other similar transaction effected which results in an increase in the number of the Registrant’s outstanding Common Shares.

(2)   The fee is based on the number of Common Shares which may be issued under the Plan and is estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sales prices per Common Share as reported on the American Stock Exchange on October 21, 2008.

(3)   The registration fee has been calculated pursuant to Section 6(b) of the Securities Act by multiplying 0.00003930 by the proposed maximum aggregate offering price (as computed in accordance with Rule 457 under the Securities Act solely for the purpose of determining the registration fee of the securities registered hereby).

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.             Plan Information.*

Item 2.             Registrant Information and Employee Plan Annual Information.*

* All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement on Form S-8 (this “Registration Statement”) in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.             Incorporation of Documents by Reference.

TravelCenters of America LLC (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the “Commission”):

(a)                                                                                  Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (filed with the Commission on March 31, 2008);

(b)                                                                                 Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (filed with the Commission on May 14, 2008) and Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (filed with the Commission on August 11, 2008);

(c)                                                                                  Current Report on Form 8-K filed with the Commission on February 7, 2008; Current Report on Form 8-K filed with the Commission on March 7, 2008; Current Report on Form 8-K filed with the Commission on April 1, 2008 (except for Item 2.02 thereof and Exhibit 99.1 thereto to the extent such exhibit contains information responsive to Item 2.02); Current Report on Form 8-K filed with the Commission on April 7, 2008; Current Report on Form 8-K filed with the Commission on May 14, 2008; Current Report on Form 8-K filed with the Commission on May 21, 2008; Current Report on Form 8-K filed with the Commission on June 19, 2008; Current Report on Form 8-K filed with the Commission on July 11, 2008; and Current Report on Form 8-K filed with the Commission on August 15, 2008;

(d)                                                                                 The information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of the Registrant’s Annual Report on Form

10-K for the fiscal year ended December 31, 2007 from the Registrant’s definitive Proxy Statement for the Registrant’s 2008 Annual Meeting of Shareholders filed with the Commission on April 23, 2008; and

(e)                                                                                  The description of the Registrant’s common shares, no par value per share (“Common Shares”), contained in the Registration Statement on Form 8-A filed with the Commission on January 25, 2007, including any amendments or reports filed for the purpose of updating that description (File No. 001-33274).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.             Description of Securities.

Not Applicable.

Item 5.             Interests of Named Experts and Counsel.

Not Applicable.

Item 6.             Indemnification of Directors and Officers.

Subject to standards and restrictions as are set forth in the Registrant’s Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”), Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands whatsoever.

To the fullest extent permitted by law but subject to the limitations expressly provided in the LLC Agreement or in any bylaws of the Registrant, all current and former officers and directors of the Registrant or any subsidiary of the Registrant and other specified indemnities (collectively, the “Indemnitees”) shall be indemnified and held harmless by the Registrant from

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and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, whether or not by or in the right of the Registrant, in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, in connection with any act or omission performed, or omitted to be performed, by such Indemnitee in good faith on behalf of or with respect to the Registrant or by reason of its status as an Indemnitee; provided that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.  To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to the LLC Agreement in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Registrant prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Registrant of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in the LLC Agreement.  The indemnification, advancement of expenses and other provisions of the LLC Agreement shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the shareholders entitled to vote on such matter, pursuant to a vote of the Board of Directors of the Registrant, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

The Registrant has previously entered into agreements with some former officers which provide for the indemnification of such officers.

The Registrant currently maintains an insurance policy on behalf of its directors and officers against any liability asserted against them or which they incur acting in such capacity or arising out of their status as directors or officers.

Item 7.             Exemption from Registration Claimed.

Not applicable.

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Item 8.             Exhibits.

Exhibit Number	Description

4.1	Form of Common Share Certificate (1)

4.2	Composite Copy of Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC (2)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

99.1	TravelCenters of America LLC 2007 Equity Compensation Plan, including form of Share Option Agreement (3)

99.2	Form of Restricted Share Agreement (4)

(1)   Incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the Commission on August 11, 2008.

(2)   Incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1, filed with the Commission on June 15, 2007, File No. 333-143814.

(3)   Incorporated by reference to Exhibit 10.17 of Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on January 12, 2007, File No. 333-139272.

(4)   Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2007.

Item 9.                    Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii)               To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)              To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Ohio, on October 24, 2008.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President,
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date:	October 24, 2008	by:	/s/ Thomas M. O’Brien
Thomas M. O’Brien, Managing Director, President and Chief Executive Officer (Principal Executive Officer)

Date:	October 24, 2008	by:	/s/ Andrew J. Rebholz
Andrew J. Rebholz, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

Date:	October 24, 2008	by:	/s/ Barry M. Portnoy
Barry M. Portnoy, Managing Director

Date:	October 24, 2008	by:	/s/ Patrick F. Donelan
Patrick F. Donelan, Director

Date:	October 24, 2008	by:	/s/ Barbara D. Gilmore
Barbara D. Gilmore, Director

Date:	October 24, 2008	by:	/s/ Arthur G. Koumantzelis
Arthur G. Koumantzelis, Director

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EXHIBIT INDEX

TravelCenters of America LLC

Exhibit Number	Description

4.1	Form of Common Share Certificate (1)

4.2	Composite Copy of Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC (2)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

99.1	TravelCenters of America LLC 2007 Equity Compensation Plan, including form of Share Option Agreement (3)

99.2	Form of Restricted Share Agreement (4)

(1)   Incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the Commission on August 11, 2008.

(2)   Incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1, filed with the Commission on June 15, 2007, File No. 333-143814.

(3)   Incorporated by reference to Exhibit 10.17 of Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on January 12, 2007, File No. 333-139272.

(4)   Incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 30, 2007.